UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 19, 2025

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

california	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPSS	The Nasdaq Stock Market LLC (Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of shareholders of Consumer Portfolio Services, Inc. (the “Company”) on November 19, 2025 (the “Annual Meeting”), the Company’s shareholders approved the Consumer Portfolio Services, Inc. 2025 Equity Incentive Plan (the “2025 Plan”). The 2025 Plan provides for the award to employees (including officers and directors who are also employees), non-employee directors, consultants and advisors to the Company or any of its subsidiaries of stock options (including nonqualified stock options and incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance stock units, performance units, and other awards based on or related to shares of common stock up to an aggregate of (a) 4,501,330 shares of the Company’s common stock, plus (b) the number of shares of common stock that, as of the effective date of the 2025 Plan, are subject to awards granted under the CPS 2006 Long-Term Equity Incentive Plan (the “2006 Plan”) and that, on or after the effective date of the 2025 Plan, are forfeited, surrendered, terminated (other than by exercise), cancelled, lapsed or reacquired by the Company prior to vesting, without the delivery of any shares of common stock, and otherwise comply with the recycling provisions of the 2006 Plan and 2025 Plan. The foregoing summary is qualified in its entirety by reference to the 2025 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Compensation Committee of our board of directors approved a new Form of Stock Option Award Agreement for grants under the 2025 Plan, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, five proposals were placed before our shareholders: proposal one, to elect directors; proposal two, to ratify the appointment of Crowe LLP as our independent auditors for the fiscal year ending December 31, 2025; proposal three, to adopt an advisory resolution approving our named executive officer compensation; proposal four, to adopt the Company’s 2025 Plan; and proposal five, to adopt an advisory resolution on the frequency of future advisory votes on named executive officer compensation.

Nine individuals were nominated for election to our board of directors, constituting the entire board. Such individuals received votes as follows, and each of the following nine was elected:

	Votes for	Votes withheld	Broker Non-Votes
Charles E. Bradley, Jr.	13,892,405	6,050,759	1,146,936
Stephen H. Deckoff	18,491,821	1,451,343	1,146,936
Louis M. Grasso	14,059,399	5,883,765	1,146,936
William W. Grounds	12,159,965	7,783,199	1,146,936
Brian J. Rayhill	18,533,396	1,409,768	1,146,936
William B. Roberts	9,346,158	10,597,006	1,146,936
James E. Walker III	18,491,821	1,451,343	1,146,936
Gregory S. Washer	18,616,810	1,326,354	1,146,936
Daniel S. Wood	12,553,477	7,389,687	1,146,936

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Proposals two, three and four were approved, on the following votes:

	Votes for	Votes against	Abstentions	Broker Non-Votes
Proposal Two	20,852,660	235,962	1,477	–
Proposal Three	12,309,473	7,573,654	60,034	1,146,939
Proposal Four	11,438,832	8,461,888	42,442	1,146,938

Proposal five offered multiple choices, that future advisory votes on named executive officer compensation be held every year, every two years, or every three years. The votes cast were as follows:

	One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
Proposal Five	18,015,514	1,130	1,884,103	42,417	1,146,936

The resolution as adopted advised holding future advisory votes on executive compensation every year. In light of such vote, our board of directors decided that the Company will continue including a shareholder advisory vote on the compensation of its named executive officers in its proxy materials every year until the next required vote on the frequency of shareholder votes on the compensation of named executive officers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Two exhibits are included with this report:

10.1*	Consumer Portfolio Services, Inc. 2025 Equity Incentive Plan

10.2*	Form of Stock Option Award Agreement under the Consumer Portfolio Services, Inc. 2025 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith. Indicates management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: November 25, 2025	By: /s/ DENESH BHARWANI
Denesh Bharwani Executive Vice President Signing on behalf of the registrant

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